Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and

Shareholders of iPower, Inc. (f/k/a BZRTH, Inc.) and subsidiaries

Opinion

We have audited the accompanying consolidated Statement of Assets Acquired and Liabilities Assumed of the acquired Anivia Limited and Subsidiaries (the “Company”) as of February 15, 2022, and the related notes (the “financial statement”).

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of February 15, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1 to the financial statement, the accompanying consolidated Statement of Assets Acquired and Liabilities Assumed were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to Form 8-K of iPower, Inc. (f/k/a BZRTH, Inc.) and subsidiaries and are not intended to be a complete presentation of the results of operations for the Company. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’ ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

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Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Anivia Limited and Subsidiaries’ internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ UHY LLP

Irvine, California

July 11, 2022

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Anivia Limited and Subsidiaries

Consolidated Statement of Assets Acquired and Liabilities Assumed

As of February 15, 2022

ASSETS ACQUIRED
Current assets
Cash	$394,786
Receivable from iPower	532,892
Other receivables	313,704
Advance to suppliers	542,731
Total current assets	1,784,113

Office equipment and furniture, net	46,548
Rent deposit	52,707
Goodwill	6,094,144
Intangible assets	5,172,957
Right of use asset	234,578
Total assets acquired	$13,385,047

LIABILITIES ASSUMED
Current liabilities
Accounts payable	$998,468
Other payables and accrued liabilities	47,438
Advances from stockholder	97,170
Lease liability - current	164,939
Total current liabilities	1,308,015

Deferred tax liabilities	1,389,113
Lease liability - non current	58,919
Total liabilities assumed	$2,756,047

Net assets acquired	$10,629,000

See accompanying notes to consolidated statement of assets acquired and liabilities assumed.

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Anivia Limited and Subsidiaries

Notes to Consolidated Statement of Assets Acquired and Liabilities Assumed

As of February 15, 2022

1. Organization and Significant Accounting Policies

General Overview of Business

On February 15, 2022, iPower Inc., a Nevada corporation (the “Company”), acquired 100% of the ordinary shares of Anivia Limited (“Anivia”), a corporation organized under the laws of the British Virgin Islands (“BVI”), in accordance with the terms of a share transfer framework agreement (the “Transfer Agreement”), dated February 15, 2022, by and between the Company, White Cherry Limited, a BVI company (“White Cherry”), White Cherry’s equity holders, Li Zanyu and Xie Jing (together with White Cherry, the “Sellers”), Anivia, Fly Elephant Limited, a Hong Kong company, Dayou Renzai (Shenzhen) Technology Company Limited and Daheshou (Shenzhen) Information Technology Limited. Anivia owns 100% of the equity of Fly Elephant Limited, which in turn owns 100% of the equity of Dayou Renzai (Shenzhen) Technology Co., Ltd., a corporation located in the People’s Republic of China (“PRC”) and which is a wholly foreign-owned enterprise (“WFOE”) of Fly Elephant Limited. The WFOE controls, through contractual arrangements, the business, revenues and profits of Daheshou (Shenzhen) Information Technology Co., Ltd., a company organized under the Laws of the PRC (“DHS”) and located in Shenzhen, China. DHS is principally engaged in selling a wide range of products and providing logistic services in the People’s Republic of China.

Total fair value of the consideration for the transaction was $10.63 million, which included (i) $3.5 million paid in the form of a two-year unsecured 6% subordinated promissory note, payable in equal semi-annual installments commencing August 15, 2022 (the “Purchase Note”), (ii) 3,083,700 restricted shares (subject to a lock-up period of 180 days and insider trading rules) of the Company’s common stock, and (iii) an additional $1.5 million in cash was to be paid after closing.

Basis of Presentation

The accompanying statement of assets acquired and liabilities assumed is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of Anivia and its subsidiaries at fair value as of February 15, 2022 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”  The Company utilized the services of an independent valuation expert, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of Anivia on the basis of iPower Inc’s allocation of the purchase price is provided in lieu of certain historical financial information of Anivia Limited and subsidiaries required by Rule 3-05 of Regulation S-X.

The allocation of the purchase price to the assets acquired and liabilities assumed was accounted for under the purchase method of accounting in accordance with ASC 805. Assets acquired and liabilities assumed in the transaction were recorded at their estimated acquisition date fair values, while transaction costs associated with the acquisition were expensed as incurred.

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Principles of Consolidation

The consolidated statement of assets acquired and liabilities assumed includes the accounts of Anivia and its subsidiaries and VIE. All inter-company balances and transactions have been eliminated.

Use of Estimates and Assumptions

The preparation of the consolidated statement of assets acquired and liabilities assumed in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value Measurements

The assets acquired and liabilities assumed of the acquired business have been recorded at fair value in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires three levels of hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy level assigned to each asset and liability is based on the assessment of the transparency and reliability of inputs used in the valuation of such items based on the lowest level of input that is significant to fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and lowest priority to unobservable inputs (level 3 measurements).

Assets acquired and liabilities assumed measured and reported at fair value are classified in one of the following categories based on inputs:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not active and financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

On February 15, 2022, as part of the consideration for the acquisition of Anivia Limited, the Company issued a two-year unsecured 6% subordinated promissory note, payable in equal semi-annual installments commencing August 15, 2022 (the “Purchase Note”). The principal amount of the Purchase Note was $3.5 million. On February 15, 2022, the Company evaluated the fair value of the Purchase Note to be $3.6 million using the following key level 3 inputs:

Corporate bond yield	3.1%
Risk-free rate	1.6%
Liquidity premium	0.4%
Discount rate	3.5%

In addition, the Company issued 3,083,700 restricted shares of the Company’s common stock, which are under the restriction of Rule 144. In accordance with ASC 820-55-52, the equity security should be measured on the basis of the quoted price for an otherwise identical unrestricted equity instrument of the same issuer that trades in a public market, adjusted to reflect the effect of the restriction. As such, the Company applied discount for lack of marketability (“DLOM”) of 21%, which was calculated based on a Black-Scholes Options Pricing Model using level 3 inputs.

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The fair value of other receivables, advance to suppliers, other current assets, office equipment and furniture, accounts payable, advance from shareholders, other payables and accrued liabilities approximated their carrying value at the date of acquisition. Intangible assets and goodwill were valued using Level 3 inputs.

Variable interest entity

Pursuant to the terms of the Agreements between the WFOE and DHS, the WFOE does not have direct ownership in DHS but is actively involved in DHS’s operations as the sole manager to direct the activities and significantly impact DHS’s economic performance. DHS’s operational funding is provided by the WFOE. During the term of the agreements, the WFOE bears all the risk of loss and has the right to receive all of the benefits from DHS. As such, based on the determination that the WFOE is the primary beneficiary of DHS, in accordance with ASC 810-10-25-38A through 25-38J, DHS is considered a variable interest entity (“VIE”) of Anivia and the financial statements of DHS have been consolidated from the date such control existed.

Foreign Currency Translation

The reporting currency of Anivia is the U.S. dollar (USD) and the local currency, Renminbi (“RMB”) is the functional currency of DHS. Assets and liabilities are translated at the current exchange rate of 6.36 RMB to $1.00 as quoted by the People’s Bank of China (the “PBOC”) at the date of statement of assets acquired and liabilities assumed.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks within the PRC and at Payoneer. Anivia considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. Cash balances in bank accounts in the PRC and at Payoneer are not insured by the Federal Deposit Insurance Corporation or other programs. Anivia has not experienced any loss of deposits since inception.

Office equipment and furniture, net

Office equipment and furniture are stated at historical cost. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Useful Life
Office equipment and furniture	3-5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

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Impairment for long-lived assets

Long-lived assets, including Office equipment and furniture, with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. Anivia assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When Anivia identifies an impairment, Anivia reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values.

Leases

Since inception, Anivia adopted ASC 842 – Leases (“ASC 842”), which requires lessees to record right-of-use (“ROU”) assets and related lease obligations on the balance sheet, as well as disclose key information regarding leasing arrangements.

ROU assets represent right to use an underlying asset for the lease terms and lease liabilities represent obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As Anivia’s leases do not provide for an implicit rate, it generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

As of February 15, 2022, the operating lease right-of-use assets and operating lease liabilities were $234,578 and $223,858, respectively.

Goodwill

Goodwill represents excess of purchase price of the acquired business over the acquisition date fair value of the net assets acquired. Anivia accounts for goodwill under ASC Topic 350, Intangibles-Goodwill and Other.

Intangible Assets

Acquired intangible assets, which are initially recorded at fair value on the date of acquisition, include the value of a non-compete covenant, supplier relationships and software. The fair value of intangible assets is based on management’s valuation as of the acquisition date of February 15, 2022. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. Income approach and cost approach were applied in determining the fair value of the intangible assets. The table below indicates the fair value of the intangible assets acquired:

	Fair Value	Useful life (In years)
Covenant not to compete	$3,459,120	10
Supplier relationships	1,179,246	6
Software	534,591	5
Total	$5,172,957

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Deferred Tax Liabilities

Anivia accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Anivia considered the effect in the income tax provision and recorded deferred tax liabilities of $1,389,113 resulting from intangible assets acquired.

Commitments and Contingencies

In the normal course of business, Anivia is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. Anivia recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. Anivia may consider many factors in making these assessments including historical and specific facts and circumstances of each matter.

Defined contribution plan and social welfare

The full-time employees of the PRC Operating Companies are entitled to staff welfare benefits including medical care, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. Anivia is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued.

Recently issued accounting pronouncements

Anivia does not believe recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Subsequent events

Anivia evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the financial statements are presented.

2. Purchase Price Allocation

The consolidated statement of assets acquired and liabilities assumed is presented on the basis of the purchase price allocation. The business combination was accounted for under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and liabilities assumed at their acquisition date fair values. The purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed.

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The following information summarizes the purchase consideration and allocation of the fair values assigned to the assets at the purchase date, February 15, 2022:

Fair Value of Purchase Price:
Cash	$1,500,000
Promissory note issued	3,600,627
Common stock issued	5,528,373
Total purchase consideration	$10,629,000

Purchase Price Allocation:
Covenant not to compete	$3,459,120
Supplier relationship	1,179,246
Software	534,591
Current assets	1,784,113
Property and equipment	46,548
Rent Deposit	52,707
ROU asset	234,578
Goodwill	6,094,144
Deferred tax liabilities	(1,389,113)
Current liabilities	(1,143,076)
Lease liability	(223,858)
Total purchase consideration	$10,629,000

Income approach and cost approach were applied in determining the fair value of the intangible assets, which consisted of covenant not to compete, supplier relationship and software. The fair value of the remaining assets acquired and liabilities assumed were not significantly different from their carrying values at the acquisition date. In addition, pursuant to the Transfer Agreement, the Sellers made certain representations and warranties, including that other than the items presented on the balance sheet on February 15, 2022, DHS, the operating VIE, was not subject to any loans, debts, liabilities, guarantees or other contingent liabilities at the Closing date. In the event of any breach of any of the representations and warranties, the sellers shall bear joint and several liability for any direct or indirect losses suffered by the Company as a result thereof.

3. Variable interest entity

In accordance with ASC 810-10-25-38A through 25-38J, DHS is considered a variable interest entity (“VIE”) of Anivia and the financial statements of DHS have been consolidated from the date such control existed.

All operating activities of Anivia and subsidiaries are from the VIE. As of February 15, 2022, there was no pledge or collateralization of the VIE assets that would be used to settle obligations of the VIE.

4. Other receivables

As of February 15, 2022, other receivables consisted of the following:

February 15, 2022
VAT tax refundable	$213,209
Prepaid expenses and other receivables	100,495

Total	$313,704

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5. Related party transactions

As of February 15, 2022, the balance of advance from stockholder was $97,170. This amount was for a capital injection pending capital inspection by the local government in accordance with the PRC rules. In addition, $36,543 prepaid to Mr. Zanyu Li, the general manager of DHS, for operating expenses was included in other receivables.

6. Concentration of risk

Credit risk

Financial instruments that potentially subject Anivia to significant concentrations of credit risk consist primarily of cash and cash equivalents.

As of February 15, 2022, $394,786 was deposited with Payoneer and various major financial institutions in the PRC. Cash balances in bank accounts in the PRC and at Payoneer are not insured by the Federal Deposit Insurance Corporation or other programs. Anivia has not experienced any loss of deposits since inception.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposing Anivia to credit risk. The risk is mitigated by Anivia’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances. Anivia has not experienced any credit loss of accounts receivable.

The business of DHS, Anivia’s VIE, may be impacted by Chinese economic conditions, changes in regulations and laws, and other uncertainties.

Customer and vendor concentration risk

As of February 15, 2022, receivable from iPower accounted for 100% of Anivia’s total accounts receivable. Accounts payable to two suppliers accounted for 50% and 22% of Anivia’s total accounts payable.

7. Commitments and contingencies

Lease commitment

Anivia has entered into lease agreements for offices with a lease period ranging from July 1, 2020 to July 19, 2023. Total commitment for the full term of these leases is approximately $435,081. After the adoption of ASC842, $234,578 of operating lease right-of-use asset and $223,858 of operating lease liabilities were reflected on the consolidated statement of assets acquired and liabilities assumed as of February 15, 2022.

February 15, 2022

Remaining lease term – operating leases (in years)	0.5 to 1.5
Average discount rate – operating leases	8%
The supplemental information related to leases for the period is as follows:
Operating leases
Right-of-use assets	$234,578
Total operating lease assets	$234,578
Short-term operating lease liabilities	$164,939
Long-term operating lease liabilities	$58,919
Total operating lease liabilities	$223,858

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Maturities of Anivia’s lease liabilities are as follows:

Operating
Years ending June 30	Lease
2022	$67,228
2023	162,804
2024	5,439
Total lease payments	235,471
Less: Imputed interest/present value discount	(11,613)
Present value of lease liabilities	$223,858

Contingencies

Anivia is currently not a party to any material legal proceedings, investigation or claims. However, Anivia, from time to time, may be involved in legal matters arising in the ordinary course of its business. While management believes that there are currently no such matters that are material, there can be no assurance that Anivia may, from time to time, become involved in litigation as a result of matters arising in the ordinary course of business, or that such matters will not have a material adverse effect on its business, financial condition or results of operations.

In an effort to contain or slow the COVID-19 outbreak, authorities across the world have implemented various measures, some of which have been subsequently rescinded or modified, including travel bans, stay-at-home orders and shutdowns of certain businesses. Anivia anticipates that these actions and the global health crisis caused by the COVID-19 outbreak, including any resurgences, will continue to negatively impact global economic activity. While the COVID-19 outbreak has not had a material adverse impact on Anivia’s operations to date, it is difficult to predict all of the positive or negative impacts the COVID-19 outbreak will have on Anivia’s business.

In February 2022, the Russian Federation began conducting military operations against Ukraine, resulting in global economic uncertainty and increased cost of various commodities. In response to these types of events, companies operating in or affected by those regions may need to suspend operations, implement extraordinary procedures, seek alternate sources for product supply, or suffer consequences that are unexpected and difficult to mitigate. While we do not presently anticipate that these events will affect our business, it is possible that any of these risks could have a materially adverse impact on our business operations and our financial position or results of operations. Although it is difficult to predict the impact that these factors may have on our business in the future, they did not have a material effect on our results of operations, financial condition, or liquidity for the period ended February 15, 2022.

8. Subsequent Events

Anivia has evaluated subsequent events through July 11, 2022, the date the consolidated statement of assets acquired and liabilities assumed were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the accompanying statement of assets acquired and liabilities assumed.

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